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                                                                    Exhibit 23.3

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-35176 of Wells Fargo & Company on Form S-4 of our report dated February 11, 2000, appearing in the Annual Report on Form 10-K of First Commerce Bancshares, Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Proxy Statement-Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Lincoln, Nebraska

May 4, 2000